DISABILITIES ACCESS CONSULTING, INC.

                                AXIA GROUP, INC.

                            STOCK EXCHANGE AGREEMENT

      This Stock Exchange Agreement ("Agreement") is made as of the 18th day of August, 2005, by and among Barbara A. Thorpe (the "Shareholder"), Jeffrey W. Flannery ("Flannery") and Axia Group, Inc., a Nevada corporation (the "Company").

                                    RECITALS

A. The Company has authorized capital stock consisting of 5,000,000,000 shares of common stock, $0.001 par value ("Common Stock"), of which approximately 238,215,561 shares are issued and outstanding, 5,000,000 shares of Series A Preferred Stock, $0.001 par value ("Series A Preferred Stock") of which none are issued and outstanding, 12,000 shares of Series B Preferred Stock, $0.001 par value ("Series B Preferred Stock") of which none are issued and outstanding, 10,000,000 shares of Series C Preferred Stock, $0.001 par value ("Series C Preferred Stock") of which 150,000 shares are issued and outstanding, 5,000,000 shares of Series D Preferred Stock, $0.001 par value ("Series D Preferred Stock") of which 5,000,000 shares are issued and outstanding.

B. The Shareholder owns 1,000 shares (the "DAC Shares") of common stock, no par value per share, of Disability Access Consultants, Inc, a California corporation ("DAC") which constitutes 100% of the issued and outstanding capital stock in DAC.

C. The Company is a fully reporting shell company whose Common Stock trades on the OTC Bulletin Board (OTCBB:AXAI) with no current business, no pending litigation, no SEC compliance issues, and a debt schedule that is set forth in Exhibit A.

D. The Shareholder and the Company desire to exchange the DAC Shares for 2,000,000 shares of the Company's Series C Preferred Stock (the "Company Shares"), on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

It is agreed as follows:

1.    EXCHANGE OF SHARES.

      1.1 Agreement to Exchange Securities. Subject to the terms and upon the conditions set forth herein, the Shareholder agrees to exchange, assign, transfer and deliver to the Company, and the Company agrees to acquire from the Shareholder, the DAC Shares, in exchange for the issuance of the Company Shares by the Company to the Shareholder.

      1.2 Tax Free Reorganization. The parties intend that the transaction under this Agreement qualify as a tax-free reorganization under
            Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

2.    STRUCTURE OF DAC

      2.1 Subsidiary. After closing, DAC will be a wholly owned subsidiary of Company.

      2.2 Board of Directors. DAC will have the right to maintain its own Board of Directors.

      2.3 Representation. The Company will have the right to elect one member to the DAC Board of Directors. The parties agree to execute and deliver such other documents and instruments and take such other actions as the Company may reasonably request in order to effectuate the appointment of the Company's representative to the DAC board of directors.

3.    CLOSING(S).

      3.1 Date and Time. Subject to all of the terms and conditions set forth in this Agreement being satisfied, the closing of the exchange of Shares contemplated by this Agreement (the "Closing") shall take place at the offices of the Shareholder's counsel or at such other place as the Shareholder and the Company shall agree in writing concurrently with the execution of this Agreement (the "Closing Date").

      3.2 Deliveries by Company. The Company shall deliver the following to the Shareholder:

            3.2.1 An original certificate evidencing the Company Shares, in form and substance satisfactory to the Shareholder, in order to effectively vest in the Shareholder all right, title and interest in and to the Company Shares.

            3.2.2 Resolutions of the board of directors appointing Barbara A.
                  Thorpe as Chief Operating Officer of the Company, subject to the execution of an employment agreement as described in
                  Section 6.4.

                  From time to time after the Closing Date, and without further consideration, the Company will execute and deliver such other instruments and take such other actions as the Shareholder may reasonably request in order to facilitate the issuance to her of the Company Shares.

      3.3 Deliveries by Shareholder. At the Closing, the Shareholder will deliver the following to the Company:

            3.3.1 The original certificate evidencing the DAC Shares along with executed stock powers, in form and substance satisfactory to the Company, for purposes of assigning and transferring all of her right, title and interest in and to the DAC Shares.

            3.3.2 The complete original articles of incorporation, bylaws, minutes, and other corporate books and records, all as amended to date, of DAC.

                  From time to time after the Closing Date, and without further consideration, the Shareholder will execute and deliver such other instruments of transfer and take such other actions as the Company may reasonably request in order to facilitate the transfer to the Company of the securities intended to be transferred hereunder.

4.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.

      As a material inducement to the Company to enter into this Agreement and to purchase the Shares, the Shareholder represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

      4.1 Organization and Good Standing. DAC is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. DAC is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon DAC.

      4.2 Validity of Transactions. This Agreement, and each document executed and delivered by the Shareholder in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by the Shareholder and is each the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

      4.3 Valid Issuance of Shares. The DAC Shares that are being exchanged with the Company hereunder are duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, will be free of all other liens and adverse claims.

      4.4 Title to Shares. The Shareholder is the sole record and beneficial owner of the DAC Shares, free and clear of all liens, encumbrances, equities, assessments and claims, and, upon delivery of the DAC Shares by the Shareholder, the Shareholder will transfer to the Company valid legal title to the DAC Shares, free and clear of all liens, encumbrances, equities, assessments and claims.

      4.5 No Violation. The execution, delivery and performance of this Agreement will not violate any law or any order of any court or government agency applicable to DAC, as the case may be, or the Articles of Incorporation or Bylaws of DAC, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of DAC pursuant to the terms of any agreement or instrument by which DAC or any of its assets may be bound. No approval of or filing with any governmental authority is required for DAC to enter into, execute or perform this Agreement.

      4.6 Tax Returns and Financial Statements. DAC has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each tax returns for years of 2002, 2003 and 2004 and unaudited financial statements as of June 2005. The information in the reports and returns, taken as a whole, was true and correct in all material respects as of the filing date and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.7 Receipt and Review of SEC Reports. Shareholder represents that she has received and reviewed each report, registration statement and definitive proxy statement filed by the Company with the United States Securities and Exchange Commission ("SEC") since January 1, 2002 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "SEC Reports") and have been given full and complete access to the Company for the purpose of obtaining such information as the Shareholder or its qualified representative have reasonably requested in connection with the decision to exchange the DAC Shares for the Company Shares. The Shareholder represents that she has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Company Shares, all as the Shareholder or its qualified representative have found necessary to make an informed investment decision to exchange the DAC Shares for the Company Shares.

      4.8 Restricted Securities. The Shareholder has been advised that the Company Shares have not been registered under the Securities Act or any other applicable securities laws and that the Company Shares are being offered and sold pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon Section 4(2) is predicated in part on the Shareholder's representations as contained herein.

            4.8.1 The Shareholder is an "accredited investor" as defined under
                  Rule 501 under the Securities Act.

            4.8.2 The Shareholder acknowledges that the Company Shares have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be sold as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Company Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

            4.8.3 The Shareholder is acquiring the Company Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

            4.8.4 The Shareholder understands and acknowledges that the Company
                  Shares will bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

            4.8.5 The Shareholder acknowledges that an investment in the Company
                  Shares is not liquid and is transferable only under limited conditions. The Shareholder acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Company Shares.

      4.9 Shareholder Sophistication and Ability to Bear Risk of Loss. The Shareholder acknowledges that she is able to protect her interests in connection with the acquisition of the Company Shares and can bear the economic risk of investment in such securities without producing a material adverse change in her financial condition. The Shareholder otherwise has such knowledge and experience in financial or business matters that she is capable of evaluating the merits and risks of the investment in the Company Shares.

      4.10 Purchases by Groups. The Shareholder represents, warrants, and covenants that she is not acquiring the Company Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

      4.11 Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including "blue sky" filings in any state that are required in connection with the lawful sale of the Shares pursuant to this Agreement have been or will be, on a timely basis, duly obtained and are effective. No stop order or other order enjoining the sale of the Shares have been issued and no proceedings for such purpose are pending or, to the knowledge of the Shareholder, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. The sale of the Shares is legally permitted by all laws and regulations to which DAC, the Shareholder, and the Company are subject.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents, warrants, and covenants with the Shareholder as follows:

      5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement.

      5.2 Legal Power. The Company has the requisite power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

      5.3 Due Execution. This Agreement has been duly executed and delivered by Company, and, upon due execution and delivery by the Shareholder, this Agreement will be a valid and binding agreement of the Company.

      5.4   SEC Reports and Financial Statements.

            5.4.1 The Company has delivered or made available to the Shareholder accurate and complete copies (excluding copies of exhibits) of the SEC Reports. All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis, except as indicated in such SEC Reports. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            5.4.2 Except for the pro forma financial statements, the
                  consolidated financial statements contained in the SEC
                  Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and
                  (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

      5.5 Exempt Transaction. Assuming the accuracy of the representations and warranties of DAC set forth in Section 4 of this Agreement, the offer, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect ("Securities Act"), and registration of the Shares under the Securities Act is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the blue sky laws of any state, which filings will be made in a timely manner.

6.    COVENANTS.

      6.1 Further Assurances; Cooperation. Each party hereto will, before, at, and after the Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Company or the Company, and without further consideration, the Shareholder (a) will execute and deliver such instruments of transfer, conveyance, assignment and confirmation and take such action as the Company or the Company may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Company, and to confirm the Company's title to, the Shares, and (b) will execute such documents as and take such action as the Company or the Company may reasonably deem necessary or desirable in order to prepare and file any future SEC Reports that the Company seeks to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      6.2 Covenants of the Shareholder. Until the conditions as set forth in this Agreement have been fulfilled, in particular sections 3.3, the Shareholder shall not directly or indirectly, offer, issue, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, pledge, or otherwise dispose of or transfer any of the Company Shares.

      6.3 Covenants of the Company. Until the conditions as set forth in this Agreement have been fulfilled, in particular sections 3.2, the Company shall not do any of the following without the prior written consent of the Shareholder, and such action taken by the Company without the prior written consent of the Shareholder shall be void ab initio:

            6.3.1 Except as set forth in Section 6.5, amend any of the terms of the Company's Series C Preferred Stock or Series D Preferred Stock; or

            6.3.2 Issue any shares of any class or series of preferred stock of the Company.

      6.4 Employment Agreement. As soon as practicable after the Closing Date, the Company and the Shareholder shall enter into an executive employment agreement to hire Barbara A. Thorpe as Chief Operating Officer of the Company, on terms and conditions to be determined in good faith between the Company and the Shareholder.

      6.5 Amendment to Certificate of Designation of Series C Preferred Shares. As soon as practicable after the Closing Date, the Company shall amend its Certificate of Designation for the Series C Preferred Stock, and the Shareholder shall consent to said amendment. The Series C Preferred Stock shall be amended to contain the following rights, preferences, and privileges:

            6.5.1 Voting Rights. No voting rights

            6.5.2 Conversion Rights. One (1) share of Series C Preferred Stock may be converted to one dollar ($1.00) worth of Company Common Stock based on the lowest average of three closing bid prices of Common Stock twenty trading days prior to conversion date. This shall be considered the Base Conversion Rate (Base).

            6.5.3 Modifications. The Conversion as set forth above may be modified based on the performance of the Company following the Exchange.

                  (a) If the Company averages $1.25 million or more in Gross Revenues during the fiscal years of 2006 and 2007, the Conversion as set forth in Section 1.1.2 shall be modified to equal the Base multiplied by 125%.

                  (b) If the Company averages $1.50 million or more in Gross Revenues during the fiscal years of 2006 and 2007, the Conversion as set forth in Section 1.1.2 shall be modified to equal the Base multiplied by 150%.

                  (c) If the Company averages $1.75 million or more in Gross Revenues during the fiscal years of 2006 and 2007, the Conversion as set forth in Section 1.1.2 shall be modified to equal the Base multiplied by 175%.

                  (d) If the Company averages $2.0 million or more in Gross Revenues during the fiscal years of 2006 and 2007, the Conversion as set forth in Section 1.1.2 shall be modified to equal the Base multiplied by 200%.

            6.5.4 Redemption Rights. None.

      6.6 Sale of Series D Preferred Stock. Upon the release of Flannery's shares of Series D Preferred Stock from a certain pledge agreement between Flannery and Richard D. Schmidt, Flannery shall agree to sell to the Shareholder 2,500,000 shares of Series D Preferred Stock, on terms and conditions to be determined in good faith between Flannery and the Shareholder and to be set forth in a separate stock purchase agreement between Flannery and the Shareholder.

7.    DEFAULT AND RESCISSION OF THE AGREEMENT.

      7.1 DAC will be considered in default of this Agreement if any of the following occur:

            7.1.1 DAC loses more than one half of its annual revenues during the
                  12 months following the transaction contemplated by this agreement,

            7.1.2 DAC loses more than 50% of contracts or clients representing more than 30% of its current business during the 12 months following the transaction contemplated by this agreement.

            7.1.3 The Shareholder breaches her employment agreement executed under Section 6.4.

            7.1.4 Either the Shareholder is not able to uphold the terms and conditions of this Agreement.

      7.2   Company shall be considered in default of this Agreement if:

            7.2.1 A suitable funding program is not implemented within 90 days of the Agreement.

            7.2.2 The Company is not able to maintain its SEC filings in a timely fashion.

            7.2.3 The Company or Flannery is not able to uphold the terms and conditions of this Agreement.

      7.3 If such a default should occur and no reasonable cure is offered by the defaulting party within a 90 day period, the terms, conditions and responsibilities within this Agreement shall be rescinded and shall be void ab initio, and both DAC and Company may return to their pre-acquisition status without further obligation to the other.

      7.4 If Company is in default and unable to cure such default, DAC shall not be under any obligation to repay funds received from Company if the Agreement is rescinded.

8.    MISCELLANEOUS.

      8.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the county of San Diego, State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      8.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

      8.3 Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

      8.4 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      8.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Shareholder and the Company. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Shareholder.

      8.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

      If to the Shareholder:    Barbara A. Thorpe
                                2775 Feather River Blvd., Oroville, CA 95965
                                Tel: 530-533-3000  Fax: 530-533-3001

      If to the Company:        Axia Group, Inc.
                                5520 Wellesley St., Ste 109, La Mesa, CA 91942
                                Tel: 619-466-4928  Fax: 619-466-4730

      8.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SHAREHOLDER:    Barbara A. Thorpe

                /s/ Barbara A. Thorpe
                -------------------------


COMPANY:        Axia Group, Inc.

                /s/ Jeffrey Flannery
                -------------------------
                By: Jeffrey Flannery
                    President


FLANNERY:       JEFFREY FLANNERY

                /s/ Jeffrey Flannery
                -------------------------

                  (Signature Page to Stock Exchange Agreement)